Troop Steuber Pasich Reddick & Tobey, llp
                                         lawyers

                                      July 23, 1999

                                                                     Exhibit 5.1

Dental/Medical Diagnostic Systems, Inc.
200 N. Westlake Blvd.
Westlake Village, CA  91362


Ladies/Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Dental/Medical Diagnostic Systems, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 901,000 shares of Common Stock (the "Shares") of the Company issued pursuant a certain Stock Purchase Agreement, dated July 16, 1999.

        We are of the opinion that the Shares have been duly authorized and upon issuance and sale, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,

                             /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

                             TROOP STEUBER PASICH REDDICK & TOBEY, LLP